Exhibit 99.1

                 Solicitation Statement Dated September 18, 2000

                                 WHX CORPORATION

                     Solicitation of Consents to Amendments
                                       of
                  Certain Provisions of the Indenture Governing
                                       its
                          10-1/2% Senior Notes due 2005
                             (CUSIP No. 929248 AB 8)

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 28, 2000, UNLESS EXTENDED. IF THE REQUISITE CONSENTS ARE OBTAINED AND THE PROPOSED AMENDMENTS ARE ADOPTED AND BECOME EFFECTIVE, THEY WILL BE BINDING ON ALL HOLDERS OF NOTES, AND THEIR RESPECTIVE TRANSFEREES, WHETHER OR NOT THEY HAVE DELIVERED A CONSENT.

                  WHX Corporation ("WHX" or the "Company") is hereby soliciting consents from registered holders of its 10-1/2% Senior Notes due 2005 (the "Notes") to the amendment (the "Proposed Amendments") of certain provisions of the indenture (the "Indenture") dated as of April 7, 1998 between the Company and Bank One, N.A., as Trustee (the "Trustee") pursuant to which the Notes were issued. As more fully-described herein, the primary purpose of the consent solicitation (the "Solicitation") is to permit the Company to amend certain provisions of the Indenture in order to provide the Company with greater flexibility to respond to continued weakness in its integrated steel subsidiary. See "Purpose of the Solicitation and Proposed Amendments" and "Certain Considerations -- Losses at WPC." The Proposed Amendments to the Indenture (which are being presented as a single proposal) are specifically set forth in "Proposed Amendments" and in Annex A hereto.

                  This solicitation is being made to all holders of the Notes. Subject to the terms and conditions set forth in this Solicitation Statement, the Company will (i) accept all properly completed and executed consent forms constituting or deemed to constitute a vote for the Proposed Amendments (the "Consents") received by Innisfree M&A Incorporated (the "Information Agent") prior to 5:00 p.m., New York City time, on September 28, 2000 (as such time may be extended as provided herein, the "Expiration Date") and not properly revoked only if (x) Consents (the "Requisite Consents") in respect of at least a majority in aggregate principal amount of Notes that are outstanding have been received by the Expiration Date (and not properly revoked) and (y) the operative provisions of the supplemental indenture incorporating the Proposed Amendments (the "Supplemental Indenture") have become effective and (ii) pay consenting Holders (as hereinafter defined) $10 in cash (the "Consent Payment") for each $1,000 principal amount of Notes for which a Consent has been accepted. The Company is seeking Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent form purporting to consent to only some of the Proposed Amendments will not be valid.

             The Solicitation Agent for the Consent Solicitation is:
                          Donaldson, Lufkin & Jenrette

                  The Company will make Consent Payments to consenting Holders as promptly as practicable after the execution of the Supplemental Indenture. Holders who do not properly deliver their Consents prior to the Expiration Date will not be entitled to receive Consent Payments.

                  The  Company   expressly   reserves  the  right  in  its  sole
discretion (i) to terminate the Solicitation at any time (including after the Expiration Date) prior to the execution of the Supplemental Indenture (whether or not the Requisite Consents have been received) by giving oral or written notice of such termination to the Trustee, (ii) not to extend the Solicitation beyond the Expiration Date and (iii) to amend, at any time or from time to time, the terms of the Solicitation. Any such termination or amendment will be followed as promptly as practicable by public announcement thereof (or written notice thereof to the Registered Holders of Notes).

                  Only those persons in whose names Notes are registered in the register maintained by the Trustee as of the close of business on the Expiration Date (as the same may be extended as provided herein, the "Record Date"), or any other person who has obtained a proxy authorizing such person (or any other person claiming title by or through such person) to vote the applicable Notes on behalf of a Registered Holder, will be eligible to consent to the Proposed Amendments and be entitled to receive a Consent Payment. A beneficial owner of Notes (other than a DTC participant) registered in the name of a nominee must either (i) instruct the relevant holder to deliver a Consent on its behalf or
(ii) obtain a written proxy from such registered holder if such beneficial owner desires to deliver a Consent with respect to such Notes.

                  The Company shall not be deemed to have accepted any Consents until the Supplemental Indenture is executed by the Company and the Trustee. If the Company and the Trustee execute the Supplemental Indenture as aforesaid, the Proposed Amendments will be binding upon all holders of Notes, whether or not such Holders have delivered their Consents.

                  The transfer of Notes will not have the effect of revoking the election made in any Consent form theretofore validly delivered by the Holder of such Notes, and each Consent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described herein has been complied with. Holders must deliver (and not revoke) Consents to approve the Proposed Amendments. For purposes of determining the principal amount of Notes outstanding, Notes held by the Company and any of its affiliates will not be counted as outstanding. As of the date of this Solicitation, the aggregate principal amount of Notes outstanding is $281,490,000, none of which are held by the Company or any of its affiliates.

                  CONSENTS MAY BE REVOKED IN ACCORDANCE WITH THE PROCEDURE SET FORTH HEREIN AT ANY TIME UP TO, BUT WILL BECOME IRREVOCABLE UPON, THE LATER OF
(I) THE EXPIRATION DATE AND (II) THE RECEIPT BY THE TRUSTEE FROM THE COMPANY OF AN OFFICER'S CERTIFICATE CERTIFYING THAT THE REQUISITE CONSENTS HAVE BEEN RECEIVED.

                  ONLY HOLDERS ON THE RECORD DATE WHO PROPERLY DELIVER THEIR CONSENTS PRIOR TO THE EXPIRATION DATE AND DO NOT PROPERLY REVOKE SUCH CONSENTS WILL BE ENTITLED TO RECEIVE CONSENT PAYMENTS IN THE EVENT THE SUPPLEMENTAL INDENTURE IS EXECUTED.

                  IF ANY HOLDER SUBMITS AN EXECUTED CONSENT FORM WITHOUT INDICATING A VOTE WITH RESPECT TO THE PROPOSED AMENDMENTS, SUCH SUBMISSION WILL BE DEEMED TO CONSTITUTE A VOTE FOR THE PROPOSED AMENDMENTS.

                  NOTES SHOULD NOT BE TENDERED OR DELIVERED IN CONNECTION WITH THIS SOLICITATION.

                  THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 28, 2000, UNLESS EXTENDED.

                                    IMPORTANT

                  NO PERSON HAS BEEN  AUTHORIZED TO GIVE ANY  INFORMATION  OR TO
MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS SOLICITATION STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION CANNOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SOLICITATION AGENT OR THE
INFORMATION AGENT. THE COMPANY IS NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE SOLICITATION IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE SOLICITATION WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, IT WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, IT CANNOT COMPLY WITH ANY SUCH LAW, CONSENTS WILL NOT BE SOLICITED FROM HOLDERS RESIDING IN SUCH JURISDICTIONS. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE SOLICITATION TO BE MADE BY A LICENSED BROKER OR DEALER, THE SOLICITATION WILL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE SOLICITATION AGENT OR ONE OR MORE OTHER REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                  The delivery of this Solicitation Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

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                              AVAILABLE INFORMATION

         The  Company  and  its  wholly-owned  subsidiary,   Wheeling-Pittsburgh
Corporation ("WPC"), are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Notes and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The Company's and WPC's Annual Reports on Form 10-K for the fiscal year ended December 31, 1999 and their respective Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, which are on file with the Commission, are incorporated in this Solicitation Statement by reference and made a part hereof. All documents subsequently filed by the Company and WPC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act through the Expiration Date shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Solicitation Statement.

                  The Company will provide without charge to each person, including any beneficial owner, to whom this Solicitation Statement is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to the Information Agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, telephone number (212) 750-5833 or (888) 750-5834.


                           FORWARD-LOOKING STATEMENTS

         This Solicitation Statement, including the documents incorporated herein by reference, contains forward-looking statements as defined in Section 21E of the Exchange Act that involve known and unknown risk, uncertainties and other factors. Forward-looking statements include the information in this document and the documents incorporated herein by reference preceded by, followed by, or that include, the words "believes", "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward looking statements contained herein and the documents incorporated herein by reference should not be regarded as representations by WHX, WPC or any other person that the projected outcomes can or will be achieved.


                               BACKUP WITHHOLDING

         A holder of Notes may be subject to backup withholding at the rate of 31% with respect to the Consent Payment, or any other payment, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be creditable against the holder's Federal income tax liability.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Solicitation Statement and is qualified in its entirety by the more detailed information contained elsewhere in this Solicitation Statement or incorporated herein by reference. See "Proposed Amendments" and Annex A hereto for a description of certain Indenture provisions as currently in effect and as proposed to be amended. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.


The Company..........................   The Company is a holding  company formed
                                        in July 1994 to  acquire  and  operate a
                                        diverse   group  of   businesses   on  a
                                        decentralized   basis.   The   Company's
                                        primary  businesses  currently  are WPC,
                                        its   wholly-owned   subsidiary,   which
                                        operates  the  ninth  largest   domestic
                                        integrated  steel  business,   conducted
                                        through  two  divisions:  (i) the "Steel
                                        Division,"  which  manufactures  a  wide
                                        variety of flat rolled products and (ii)
                                        Wheeling  Corrugating   Company,   which
                                        manufactures  fabricated steel products,
                                        and   Handy   &   Harman   ("H&H"),    a
                                        diversified   industrial   manufacturing
                                        company whose business units  encompass:
                                        (i)  manufacturing  and selling of metal
                                        wire,   cable  and  tubing  products  --
                                        primarily  stainless steel and specialty
                                        alloys;  (ii)  manufacturing and selling
                                        of   precious    metals   products   and
                                        precision  electroplated  materials  and
                                        molded  parts;  and (iii)  manufacturing
                                        and selling of other specialty  products
                                        supplied   to   roofing,   construction,
                                        do-it-yourself,  natural  gas,  electric
                                        and  water   industries.   WHX's   other
                                        businesses include Unimast  Incorporated
                                        ("Unimast"),  a leading  manufacturer of
                                        steel  framing  and other  products  for
                                        commercial and residential  construction
                                        and WHX Entertainment  Corp., a co-owner
                                        of  a   racetrack   and  video   lottery
                                        facility   located  in  Wheeling,   West
                                        Virginia.

Purpose of the Solicitation............ The purpose of the  Solicitation and the
                                        Proposed Amendments is to modify certain
                                        covenants  and other  provisions  in the
                                        Indenture  in order to provide  WHX with
                                        greater   flexibility   to   respond  to
                                        continued weakness in its integrated steel subsidiary. See "Purpose of the Solicitation and Proposed Amendments" and "Certain Considerations-- Losses at WPC."

The Solicitation......................  The  Company is  soliciting  Consents of
                                        Holders to the Proposed Amendments to the Indenture.

The Consent Payments..................  The  Company  will  pay $10 in cash  for each  $1,000  principal  amount of Notes
                                        for  which a  Consent  is  received  and
                                        accepted.  The  Company  will  make  the
                                        Consent    Payments   as   promptly   as
                                        practicable after the execution of the Supplemental Indenture.

Expiration Date.......................  The  Expiration  Date is 5:00 p.m.,  New
                                        York City time,  on September  28, 2000,
                                        unless the Solicitation is extended,  in
                                        which  case the term  "Expiration  Date"
                                        means the latest  date and time to which
                                        the   Solicitation   is  extended.   The
                                        Company may extend the Solicitation at any time.

Proposed Amendments..................   The Proposed  Amendments would amend the
                                        Indenture to: (A) provide that all sales
                                        or  other   dispositions  of  assets  or
                                        capital  stock  of  WPC  or  any  of its
                                        subsidiaries are not included (i) in the
                                        definition   of   "Asset   Sale"   (and,
                                        therefore,   are  not  included  in  the
                                        covenant imposing  restrictions on Asset
                                        Sales and the use of proceeds  thereof),
                                        (ii) in the  definition  of  "Change  of
                                        Control"   (and,   therefore,   are  not
                                        included in the covenant  requiring  WHX
                                        to  offer  to  repurchase  Notes  in the
                                        event of a Change of Control)  and (iii)
                                        in the covenant  restricting the ability
                                        of   WHX   to    dispose   of   all   or
                                        substantially  all of its  properties or
                                        assets;    (B)   amend   the    covenant
                                        permitting certain "Restricted Payments"
                                        (i) to exclude from the  computation  of
                                        Consolidated Net Income for such purpose
                                        the contribution  thereto of WPC and its
                                        subsidiaries  from and after  October 1,
                                        2000   and   (ii)  to   permit   WHX  to
                                        distribute  any of the assets or capital
                                        stock of WPC or any of its  subsidiaries
                                        to  any  person  other  than  common  or
                                        preferred  stockholders  of WHX; and (C)
                                        remove as Events  of  Default  under the
                                        Indenture  those relating to any default
                                        under   any   mortgage,   indenture   or
                                        instrument  by,  judgments   against  or
                                        bankruptcy  or  insolvency of WPC or its
                                        subsidiaries.    See    "The    Proposed
                                        Amendments."

Conditions to Proposed
   Amendments.......................    The   effectiveness   of  the   Proposed
                                        Amendments is  conditioned  upon receipt
                                        of valid Consents (not properly revoked)
                                        from  Holders of at least a majority  in
                                        aggregate
                                        principal  amount  of Notes  outstanding
                                        and  acceptance  of such Consents by the
                                        Company.  The Company will not be deemed
                                        to  accept   any   Consents   until  the
                                        Supplemental Indenture is executed.

Holders............................     The term "Registered  Holder," when used
                                        with respect to the Solicitation,  means
                                        any  person  in  whose  name a  Note  is
                                        registered in the register maintained by
                                        the Trustee as of the Record  Date.  The
                                        term  "Holder"   means  any   Registered
                                        Holder  or  any  other  person  who  has
                                        obtained a proxy authorizing such person
                                        (or any other person  claiming  title by
                                        or through  such person) to Consent with
                                        respect   to  Notes  on  behalf  of  the
                                        Registered Holder thereof.

Procedure for Consenting..........      A Holder of Notes  desiring to deliver a
                                        Consent form  should,  complete and sign
                                        the   Consent   form,   or  a  facsimile
                                        thereof, have the signature thereon (and
                                        on  any   proxy   delivered   therewith)
                                        guaranteed  or  notarized  (unless  such
                                        Consent  form or proxy,  as the case may
                                        be, is given by or for the account of an
                                        Eligible Institution (as defined below))
                                        and  mail  or   otherwise   deliver  the
                                        Consent   form,   or   such    facsimile
                                        (together with a duly executed proxy, if
                                        the Holder is not a  Registered  Holder,
                                        and  any  other   proxy,   guarantee  or
                                        notarization  required  to  establish  a
                                        beneficial    owner's   or    registered
                                        holder's  right  to  execute  a  Consent
                                        form)  to the  Information  Agent at its
                                        address set forth  below.  A  beneficial
                                        owner of Notes  that is not a Holder  of
                                        such Notes desiring to deliver a Consent
                                        form  should   request  the   Registered
                                        Holder  of  such  Notes  to  effect  the
                                        transaction for such beneficial owner or
                                        to provide such beneficial  owner with a
                                        proxy  authorizing such beneficial owner
                                        to  Consent  with  respect  to  Notes on
                                        behalf of such  Registered  Holder.  The
                                        term "Eligible  Institution",  when used
                                        with respect to the Solicitation,  means
                                        a firm that is a member of a  registered
                                        national   securities  exchange  or  the
                                        National   Association   of   Securities
                                        Dealers,  Inc., or a commercial  bank or
                                        trust   company   having  an  office  or
                                        correspondent in the United States.

Revocation.......................       Consents  may be  revoked  by  filing  a
                                        written  notice of  revocation  with the
                                        Information  Agent at any time  prior to
                                        the  later  of the  Expiration  Date and
                                        receipt by the Trustee  from the Company
                                        of   an   officer's    certificate    in
                                        accordance with the Indenture certifying
                                        that the  Requisite  Consents  have been
                                        received.   Any  Holder   who   properly
                                        revokes  a  Consent  will not  receive a
                                        Consent Payment,  unless such Consent is
                                        properly   redelivered   prior   to  the
                                        Expiration  Date.  The transfer of Notes
                                        after the Record  Date will not have the
                                        effect of revoking the election  made in
                                        any  Consent  form  theretofore  validly
                                        delivered  by a  Holder  of  such  Notes
                                        prior to such transfer, and each Consent
                                        will  be  counted   notwithstanding  any
                                        transfer  after the  Record  Date of the
                                        Notes  to  which  such  Consent  relates
                                        unless  the   procedure   for   revoking
                                        Consents   described   herein  has  been
                                        compiled  with.  The  Company is seeking
                                        Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent form purporting to consent to only some of the Proposed Amendments will not be valid.

Delivery of Consent
   Forms........................        Each  Consent form should be sent to the
                                        Information Agent, as follows:

                                        Innisfree M&A Incorporated
                                        501 Madison Avenue, 20th Floor
                                        New York, New York 10022

                                        Facsimile Transmission: (212) 750-5799
                                        (call to confirm at (212) 750-5833)
                                        Telephone Number: (212) 750-5833
                                        Toll Free: (888) 750-5834

Amendment to Solicitation.......        The Company expressly reserves the right
                                        in its sole discretion, (i) to terminate
                                        the  Solicitation at any time (including
                                        after the Expiration  Date) prior to the
                                        execution of the Supplemental  Indenture
                                        (whether or not the  Requisite  Consents
                                        have been  received)  by giving  oral or
                                        written  notice of such  termination  to
                                        the  Trustee,  (ii)  not to  extend  the
                                        Solicitation  beyond the Expiration Date
                                        and (iii) to amend,  at any time or from
                                        time  to   time,   the   terms   of  the
                                        Solicitation.  Any such  termination  or
                                        amendment
                                        will  be   followed   as   promptly   as
                                        practicable   by   public   announcement
                                        thereof (or written notice thereof to the Registered Holders of Notes).

Certain Tax Considerations......        The  Company   believes  that  the  only
                                        Federal   income  tax   consequence   of
                                        adoption of the Proposed  Amendments  to
                                        holders  of Notes  will be that the full
                                        amount of the Consent  Payment  would be
                                        subject  to tax as  ordinary  income  to
                                        those   holders   who  receive  it.  See
                                        "Certain      Federal     Income     Tax
                                        Consequences."

Assistance; Additional Materials.       Questions   regarding  the  Solicitation
                                        should  be  directed  to  the  Company's
                                        financial   advisor   and   Solicitation
                                        Agent,  Donaldson,  Lufkin and  Jenrette
                                        Securities  Corporation  ("DLJ"  or  the
                                        "Solicitation  Agent"). All requests and
                                        correspondence to DLJ should be directed
                                        to DLJ at the  following  address:  2121
                                        Avenue  of  the  Stars,   Los   Angeles,
                                        California   90067,   attention:   Niron
                                        Stabinsky,  (310)  282-  7495  or  (800)
                                        237-5022 ext. 7495.

                                        Questions  relating to the procedure for
                                        consenting   as  well  as  requests  for
                                        assistance or for additional material should be directed to the Information Agent as indicated above.

                                   THE COMPANY

         The Company is a holding company formed in July 1994 to invest in and/or acquire and operate a diverse group of businesses on a decentralized basis. The Company's primary businesses currently are WPC and H&H. WHX's other businesses include Unimast and WHX Entertainment Corp.

Wheeling-Pittsburgh Corporation

                  WPC  operates  the ninth  largest  domestic  integrated  steel business, conducted through two divisions: (i) the "Steel Division," which manufactures a wide variety of flat rolled products and (ii) Wheeling Corrugating Company, which manufactures fabricated steel products. WPC sells a broad array of value-added products, including cold rolled steel, tin and zinc-coated steels and fabricated steel products. WPC's products are sold to the construction industry, steel service centers, converters, processors, and the container and appliance industries.

Handy & Harman

         WHX  acquired   H&H  in  April  1998.   H&H's   business   groups  are:
(i)manufacturing and selling of metal wire, cable and tubing products, primarily stainless steel and specialty alloy; (ii) manufacturing and selling of precious metals products and precision electroplated materials and molded parts; and
(iii) manufacturing and selling of other specialty products supplied to roofing, construction, do-it-yourself, natural gas, electric, and water industries. H&H's products are sold to industrial users in a wide range of applications which include the electric, electronic, automotive original equipment, computer equipment, oil and other energy related, refrigeration, construction, utility, telecommunications and medical industries.

Unimast

         In March 1995, the Company acquired Unimast, a leading manufacturer of steel framing and related accessories for commercial and residential building construction. Unimast uses galvanized steel to manufacture steel framing components for wall, floor and roofing systems, in addition to other roll formed expanded metal construction accessories.

WHX Entertainment

         In October 1994, WHX Entertainment purchased a fifty percent interest in the operations of Wheeling-Downs Racing Association ("Wheeling-Downs"). Wheeling-Downs operates a racetrack and video lottery facility located in Wheeling, West Virginia.

                           PURPOSE OF THE SOLICITATION
                             AND PROPOSED AMENDMENTS

         The purpose of the Solicitation and the Proposed Amendments is to modify certain covenants contained in the Indenture in order to provide WHX with greater flexibility to respond to continued weakness in its integrated steel subsidiary, WPC. Such additional flexibility is sought to ensure that adverse effects at WPC do not negatively impact the creditworthiness of WHX. See "Certain Considerations" and "The Proposed Amendments."

         WHX operates the nation's ninth largest integrated steel company through its wholly-owned subsidiary WPC. WPC's primary business has deteriorated due to declining prices and soft demand for its steel products in North America. The combination of inflows of cheap foreign steel, excess domestic capacity and unusually high steel inventories have contributed to a reduction in realized pricing. Compared to most of its integrated steel competitors, WPC has a low percentage of fixed price contract sales and is therefore subject to a higher than normal level of volatility in periods of declining steel prices. As a result, at current pricing levels, WPC has reported sizeable losses. For the six month period ended June 30, 2000, WPC reported a loss before taxes of $17.3 million. Weakness in WPC's primary markets is ongoing and will likely result in greater losses before taxes and, potentially, significant operating losses.

         WPC has utilized available sources of cash, including the trade receivables facility of its wholly-owned subsidiary, Wheeling-Pittsburgh Steel Corporation ("WPSC"), and WPSC's revolving credit facility ("RCF") to fund operations. If weakness in WPC's primary markets continues, it is likely that such sources of cash will not be sufficient to allow WPC to continue to fund its operations as currently structured.

         In addition, WHX anticipates that, if steel prices and demand remain weak or deteriorate further, WPSC will need to renegotiate certain covenants contained in the RCF no later than the fourth quarter of 2000. While WPSC has had preliminary discussions regarding renegotiating such covenants, no assurance can be given that such covenants will be successfully renegotiated. A failure to renegotiate such covenants would result in an event of default under the RCF, resulting in a potential cross-default under the Indenture governing the Notes. Further, if WPC or any of its subsidiaries were to seek protection under the United States Bankruptcy Code, such action would constitute a default under the Indenture governing the Notes. These events could have a material adverse effect in the creditworthiness of WHX and could result in a significant reduction in the value of the Notes. Accordingly, in order to provide WHX with greater flexibility to explore the disposition and/or restructuring of its WPC operations and/or finances, WHX is seeking the Consent of the Holders to the Proposed Amendments.

         WHX believes that the Proposed Amendments will provide it with the flexibility necessary to effectively respond to the problems currently facing WPC. WHX believes that it must explore strategic alternatives, including without limitation, (a) the disposition (via sale, merger, spin-off, etc.) of WPC's operations; (b) rationalization/restructuring of WPC's operations, either as a stand-alone entity or in conjunction with one or more third parties (e.g., domestic and/or foreign competitors, suppliers, etc.); (c) the negotiation of modifications to WPC's outstanding debt and/or (d) seeking protection for WPC under the United States Bankruptcy Code. There can be no assurance that any such efforts will be successful or that WPC will be able to continue to fund losses resulting from its operations. The Proposed Amendments would provide WHX with additional flexibility to take actions to preserve the creditworthiness and value of WHX.

                             CERTAIN CONSIDERATIONS

                  Holders of Notes should carefully consider the factors set forth below as well as the other information set forth in and incorporated by reference in this Solicitation Statement prior to marking and returning a Consent.

Losses at WPC

         WPC's primary business has deteriorated due to declining prices and soft demand for its steel products in North America. The combination of inflows of cheap foreign steel, excess domestic capacity and unusually high steel inventories have contributed to a reduction in realized pricing. Compared to most of its integrated steel competitors, WPC has a low percentage of fixed price contract sales and is therefore subject to a higher than normal level of volatility in periods of declining steel prices. As a result, for the six month period ended June 30, 2000, WPC reported a loss before taxes of $17.3 million.

         Weakness in WPC's primary markets will likely result in greater losses before taxes. If WPC is unable to fund such losses, it may be forced to restructure its debt and/or seek protection from its creditors under the United States Bankruptcy Code. See "Purpose of the Solicitation and Proposed Amendments."

         Under the terms of an agreement among WHX, WPC and the bank lenders to WPC (the "Keepwell Agreement"), WHX is obligated, under certain conditions, to provide financial support to WPC. Specifically, WHX may be required by the bank lenders or the agent to make cash contributions to WPC if the borrowing availability under WPC's inventory line of credit falls below $10 million.

Effects of the Proposed Amendments

         If the Proposed Amendments become effective, certain restrictive covenants and other provisions contained in the Indenture will be eliminated or modified and the Holders will no longer be entitled to the benefit of such provisions. The elimination or modification of these covenants and other provisions could permit WHX to take actions that could increase the credit risks with respect to it faced by the Holders, adversely affect the market price of the Notes or otherwise be adverse to the interests of the Holders. See "The Proposed Amendments."

Certain Tax Considerations

                  For a discussion of certain federal income tax considerations relating to the Proposed Amendments and the receipt of the Consent Payments by Holders, see "Certain Federal Income Tax Consequences."

Consequences to Non-consenting Holders

                  Holders who do not timely consent to the Proposed Amendments prior to the Expiration Date will not be eligible to receive the Consent Payments even though the Proposed Amendments will be binding upon them upon execution of the Supplemental Indenture.


                               PROPOSED AMENDMENTS

         Set forth below is a summary description of the proposed modifications to the Indenture for which the Consents of the Registered Holders of the Notes are being solicited hereby. This description is qualified by reference to the full text of the Proposed Amendments, which is set forth in Annex A hereto.

         As of September 18, 2000, the outstanding principal amount of the Notes was $281,490,000. The Notes bear interest at a rate of 10 1/2% per annum, payable on each April 15 and October 15. WHX may redeem the Notes at 105.250% of the principal amount of the Notes on or after April 15, 2002, at 102.625% on or after April 15, 2003 and at par on or after April 15, 2004, in each case plus accrued and unpaid interest. The Notes contain numerous covenants, including those proposed to be eliminated or modified as outlined below. The foregoing summary of certain terms of the Notes is qualified in its entirety by reference to the complete terms contained in the Indenture (including the form of the Notes attached thereto), copies of which are available upon request without charge from the Information Agent.

         The Proposed Amendments would:

         A. amend the definition of "Asset Sale" (in Section 1.01) to exclude therefrom sales and other dispositions of the assets or capital stock of WPC and its direct and indirect subsidiaries, thereby removing any such sale or disposition from the covenant (Section 4.10) imposing restrictions on Asset Sales and the use of the proceeds thereof and requiring offers to repurchase Notes in certain circumstances;

         B. amend the definition of "Change of Control" (in Section 1.01) to exclude therefrom sales and other dispositions of the assets or capital stock of WPC and its direct and indirect subsidiaries, thereby removing any such sale or disposition from the covenant (Section 4.14) requiring WHX to offer to repurchase all outstanding Notes at a price of 101% of the outstanding principal amount thereof upon the occurrence of a Change of Control;

         C. amend the covenant (Section 5.01) that restricts the ability of WHX to dispose of all or substantially all of its properties or assets to provide that no sale or other disposition of the assets or capital stock of WPC or any of its direct or indirect subsidiaries shall in itself constitute a disposition covered by such covenant;

         D. amend the covenant (Section 4.07) that permits certain Restricted Payments (i) to exclude from the computation of Consolidated Net Income for such purpose the contribution thereto of WPC and its subsidiaries from and after October 1, 2000 and (ii) to permit WHX to distribute any of the assets or capital stock of WPC or any of its subsidiaries to any person other than common or preferred stockholders of WHX;

         E. amend the Events of Default (in Section 6.01) to eliminate as Events of Default those relating to defaults under any mortgage, indenture or instrument by, judgments against and bankruptcy, insolvency and related filings and other events of WPC or any of its direct or indirect subsidiaries; and

         F. create certain defined terms to facilitate the foregoing amendments.

                  The Company is seeking Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent form purporting to consent to only some of the Proposed Amendments will not be valid.

                                THE SOLICITATION

Terms of the Solicitation

         Subject to the terms and conditions set forth herein, the Company hereby offers to make a Consent Payment of $10 for each $1,000 principal amount of Notes for which a valid Consent is (i) received by the Information Agent at the address set forth below prior to the Expiration Date, (ii) not properly revoked as provided herein prior to the later of the Expiration Date and receipt by the Trustee from the Company of an officer's certificate certifying to the receipt of the Requisite Consents and (iii) accepted by the Company as provided herein.

         CONSENT PAYMENTS WILL BE MADE ONLY TO HOLDERS ON THE RECORD DATE WHO, PRIOR TO THE EXPIRATION DATE, HAVE VALIDLY CONSENTED TO THE PROPOSED AMENDMENTS. ANY BENEFICIAL OWNER OF NOTES WHO IS NOT THE REGISTERED HOLDER BUT WHO DESIRES TO GIVE A CONSENT AND THUS BE ENTITLED TO RECEIVE A CONSENT PAYMENT IN THE EVENT THE SUPPLEMENTAL INDENTURE IS EXECUTED MUST EITHER (I) OBTAIN A PROXY FROM THE REGISTERED HOLDER OF SUCH NOTES THAT AUTHORIZES SUCH BENEFICIAL OWNER TO CONSENT IN THE MANNER DESCRIBED BELOW OR (II) REQUEST THE REGISTER HOLDER TO GIVE SUCH CONSENT ON ITS BEHALF.

         The Company will make the Consent Payments as promptly as practicable after the execution of the Supplemental Indenture. The Company reserves the right, in its sole discretion, to delay making Consent Payments, in whole or in part, in order to comply with any applicable law.

         The Consents will become irrevocable on the later of the Expiration Date and the date on which the Trustee receives from the Company an officer's certificate certifying that the Requisite Consents have been received. Following such delivery, the Trustee and the Company will execute the Supplemental Indenture. The Proposed Amendments shall be effective upon execution of the Supplemental Indenture. After execution of the Supplemental Indenture, all holders of Notes including non-consenting holders and all subsequent holders of the Notes, will be bound by the Proposed Amendments. Non-consenting holders will not be entitled to any rights of appraisal or similar rights of dissenters with respect to the proposed modification to the Indenture.

         The term "Expiration Date" means 5:00 p.m., New York City time, on September 28, 2000, unless the Company, in its sole discretion, extends the period during which the Solicitation is open, in which event the term "Expiration Date" shall mean the time and date on which the Solicitation, as so extended by the Company, expires. The Company reserves the right to extend the Solicitation at any time and from time to time by giving oral or written notice to the Trustee no later than 9:00 a.m., New York City time, on the business day following any previously announced Expiration Date. Any such extension will be followed as promptly as practicable by public announcement thereof (or written notice thereof to the Registered Holders of Notes). The Company will not be obligated, and does not intend, to extend the Solicitation if the Requisite Consents have been received as of the Expiration Date.

         The Company expressly reserves the right, in its sole discretion, (i) to terminate the Solicitation at any time (including after the Expiration Date) prior to the execution of the Supplemental Indenture (whether or not the Requisite Consents have been received) by giving oral or written notice of such termination to the Trustee, (ii) not to extend the Solicitation beyond the Expiration Date and (iii) to amend, at any time or from time to time, the terms of the Solicitation. Any such termination or amendment will be followed as promptly as practicable by public announcement thereof (or written notice thereof to the Registered Holders of Notes).

         If Consents received by the Information Agent (and not properly revoked) as of the Expiration Date are sufficient to permit adoption of the Proposed Amendments, the Company intends to execute the Supplemental Indenture. Consents will be deemed to be accepted when the Supplemental Indenture has been executed by the Company and the Trustee. The Company reserves the right to accept any or all Consents received after the Expiration Date.

Consent Procedure

         This Solicitation Statement is being sent to the current registered holders of the Notes. The Company has designated the Expiration Date, as the same may be extended as provided herein, as the Record Date for the Solicitation.

         Approval of the Proposed Amendments requires the consent of the Registered Holders of at least a majority in aggregate principal amount of the Notes that are outstanding. As of the date of this Solicitation Statement, $281,490,000 principal amount of Notes were outstanding, none of which were owned by the Company or any Affiliate.

         Except as permitted by an omnibus proxy executed by DTC, as defined and described below, only (i) Registered Holders or (ii) any other person who has obtained a proxy which authorizes such person (or any other person claiming title by or through such person) to vote the applicable Notes on behalf of such Registered Holder (collectively, "Holders") may execute and deliver a Consent and receive a Consent Payment. A beneficial owner of Notes who is not the Registered Holder of such Notes (e.g., a beneficial holder whose Notes are registered in the name of a nominee such as a brokerage firm) must (i) arrange with the Registered Holder to execute and deliver a Consent on such beneficial owner's behalf or (ii) obtain a proxy from the Registered Holder authorizing the beneficial owner to vote the Notes on behalf of such Registered Holder. For purposes of the Solicitation, (i) the Company anticipates that Depository Trust Company ("DTC") will authorize (by omnibus proxy) brokers, banks and other financial institutions that participate in DTC ("DTC Participants") to execute Consents as if they were Registered Holders and, in such case, (ii) the term "Registered Holder," with respect to Notes registered in the name of Cede & Co., which is the nominee for DTC, shall be deemed to include DTC Participants. A Consent by a DTC Participant must be signed in the manner in which its name appears on the position listing of Cede & Co. A Consent by a Holder is a continuing Consent notwithstanding that registered ownership of the Notes has been transferred after the Record Date unless such Consent is timely revoked in accordance with the procedure described herein.

         The Consent form is enclosed with this Solicitation Statement. A Consent form (or, if the Holder signing such Consent form is not the Registered Holder, the accompanying irrevocable proxy), to be effective, must be executed by the Registered Holder of the Notes to which such Consent form (or such irrevocable proxy) relates in the same manner as the name of the Registered Holder appears on such Notes or as set forth in a DTC security position listing. If such Notes are held of record by two or more Registered Holders, all such Registered Holders must sign the Consent form (or such irrevocable proxy). If such Notes are registered in different names, separate Consent forms (or irrevocable proxies) must be executed covering each form of registration. If a Consent form is signed by a trustee, executor, administrator, guardian, attorney- in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent form. In addition, (i) if a Holder is a Registered Holder and a Consent form relates to less than the total principal amount of Notes registered in the name of such Registered Holder as of the Record Date or (ii) if a Holder is not a Registered Holder and is consenting pursuant to a proxy given by a Registered Holder and a Consent form relates to less than the total principal amount of Notes to which such proxy relates, such Consent form must list the certificate numbers (or CUSIP numbers if held through DTC) and principal amount of Notes to which the Consent form relates. Otherwise, the Consent form will be deemed to relate to the total principal amount of Notes registered in the name of (or set forth in the position listing of Cede & Co.
for) such Registered Holder or to which such proxy relates, as the case may be.

         The registered ownership of Notes shall be proven by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC. All questions as to the validity, form, eligibility (including time of receipt) and the acceptance of Consent forms and revocations of elections made on Consent forms with respect to Notes will be resolved in the first instance by the Company, whose determination shall be binding subject only to such final review as may be prescribed by the Trustee in accordance with the Indenture concerning proof of execution and ownership. The Company reserves the absolute right to reject any or all Consent forms and revocations that are not in proper form or the acceptance of which could, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right, subject to such final review as the Trustee may prescribe in accordance with the Indenture for proof of execution and ownership, to waive any irregularities or conditions of delivery as to particular Consent forms or revocations. Unless waived, any irregularities in connection with the deliveries must be cured within such time as the Company determines. None of the Company, the Solicitation Agent, the Trustee, the Information Agent or any other person shall be under any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of such Consent forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. The Company's interpretation of the terms and conditions of this Solicitation shall be binding.

         Consents to the Proposed Amendments, to be effective, must be properly executed and received by the Information Agent prior to the Expiration Date. Each Holder of Notes wishing to consent with respect of the Proposed Amendments must complete, sign and date the accompanying Consent form (or a facsimile thereof) in accordance with the instructions set forth herein and therein, have the signature thereon (and on any proxy delivered therewith) notarized or guaranteed (unless such consent form or proxy, as the case may be, is given by or for the account of an Eligible Institution) and mail, hand deliver or send by overnight courier, or telecopy the Consent form and any other required documents to the Information Agent. The method of delivery of all documents, including fully executed Consent forms, is at the election and risk of the Holder. Such delivery will be deemed made only when actually received by the Information Agent. A signature guarantee must be by a firm that is a member of a registered national securities exchange or a member in good standing of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States.

         Each Consent form should be sent to the Information Agent, as follows:

                         Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                         New York, New York 10022

                         Facsimile Transmission:(212) 570-5799
                          (call to confirm at (212) 750-5833)
                         Telephone Number:(212) 750-5833
                         Toll Free:(888) 750-5834

         HOLDERS OF NOTES WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER, OR TELECOPY THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORMS TOGETHER WITH OTHER REQUIRED DOCUMENTS TO THE INFORMATION AGENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENT FORMS
SHOULD BE DELIVERED TO THE INFORMATION AGENT AND NOT TO THE COMPANY, THE SOLICITATION AGENT OR THE TRUSTEE. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE COMPANY, THE SOLICITATION AGENT OR THE TRUSTEE.

         IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

Conditions of the Solicitation

         The Company shall not be deemed to have accepted any Consents unless and until the Supplemental Indenture is executed by the Company and the Trustee.

Revocation of Consents

         Any Holder of Notes as to which a Consent has been given may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000) by filing a written notice of revocation with the Trustee, at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43125, Attention :
David Knox, prior to the later of the Expiration Date and the time that the Trustee receives from the Company an officer's certificate in accordance with the Indenture certifying to receipt of the Requisite Consents. The transfer of Notes will not have the effect of revoking the election made in any Consent form theretofore validly given by a Holder of such Notes, and each Consent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described below has been complied with.

         A written notice of revocation, to be effective, must (i) contain the name of the Registered Holder, the certificate numbers, if any, to which such revocation relates, the principal amount of Notes to which such revocation relates and the signature of a Holder (with such signature, and the signatures in any accompanying proxy, notarized or guaranteed as described above) and (ii) be accompanied by a properly completed irrevocable proxy if such Holder is not the Registered Holder of such Notes.

         The revocation (or, if the Holder is not the Registered Holder, the accompanying irrevocable proxy), to be effective, must be executed by the Registered Holder of such Notes in the same manner as the name of the Registered Holder appears on the Notes to which the revocation relates. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of the Consent shall be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Solicitation Statement. Only a Holder of Notes is entitled to revoke a Consent previously given. A beneficial owner of Notes other than the Registered Holder must arrange with the Registered Holder to execute and deliver on his or her behalf a revocation of any Consent already given with respect to such Notes or obtain an irrevocable proxy from the Registered Holder authorizing such beneficial holder to revoke such Consent in accordance with the procedures described herein. A purported notice of revocation that is not received by the Trustee in a timely fashion and accepted by the Trustee as a valid revocation will not be effective to revoke a Consent previously given.

         A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent. A Holder who has delivered a revocation may thereafter deliver a new Consent by following one of the described procedures at any time prior to the Expiration Date.

         Prior to the execution of a Supplemental Indenture, the Company intends to consult with the Trustee to determine whether such Trustee has received any revocations of Consents. The Company reserves the right to contest the validity of any such revocations.

Assistance; Additional Materials

         Questions relating to the procedure for consenting as well as requests for assistance or for additional copies of the Solicitation Statement or the Consent form may be directed to the Information Agent at the address set forth above.

Financial Advisor and Solicitation Agent

         The Company has retained DLJ as its financial advisor and Solicitation Agent in connection with the Solicitation. DLJ has not been retained to render an opinion as to the fairness of the Solicitation. DLJ will receive a customary fee in connection with the Solicitation. In addition, the Company will reimburse DLJ for reasonable out-of-pocket expenses and has agreed to indemnify DLJ against certain liabilities and expenses. Questions regarding the Solicitation should be directed to DLJ at the following address: 2121 Avenue of the Stars, Los Angeles, California 90067, attention: Niron Stabinsky, (310) 282-7495.



                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain of the anticipated Federal income tax consequences to Holders of the Notes arising from the Consent Payment and the Proposed Amendments. The tax treatment of a Holder might vary depending upon such Holder's particular situation, and certain Holders (including foreign persons or entities, insurance companies, tax- exempt organizations, financial institutions and dealers in securities) might be subject to special rules not discussed below.

         The U.S. Federal income tax consequences of the adoption of the Proposed Amendments to Holders who continue to hold Notes after the Expiration Date will depend on whether a constructive exchange of Notes for new Notes having modified terms is deemed to have occurred as a result thereof. Under governing Treasury regulations, a "significant modification" of a debt instrument results in a deemed exchange, whereas a "modification" that is not "significant" is not treated as such an exchange. Although the regulations establish, as a general rule, that a modification is significant if the legal rights or obligations that are altered and the degree to which they are altered are economically significant, the regulations further provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not result in a significant modification of the debt instrument. The regulations also provide that more substantial amendments to the terms of a debt instrument such as a release, substitution or addition of collateral as security for a recourse debt or a change in the priority of a debt instrument will result in a substantial modification only if there is a substantial impairment or enhancement of the obligor's capacity to meet its payment obligations under the debt instrument from an adequate capacity to a primarily speculative capacity or vice versa. The Company believes that the adoption of the Proposed Amendments should not result in a significant modification of the Notes and thus should not create a deemed exchange for U.S. Federal income tax purposes. However, in the absence of judicial authority on point, there can be no assurance as to this result.

         There is no direct authority determining the Federal income tax consequences of a Consent Payment. A holder of Notes who receives a Consent Payment might be treated as receiving a fee to obtain its consent (or waiver of rights) or as receiving additional interest with respect to the Notes. In such event, a Holder would recognize ordinary income equal to the amount of such payment. The Company presently intends to treat the Consent Payment for Federal income tax purposes as a fee paid to Holders of the Notes.

         THE PRECEDING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INTENDED FOR GENERAL INFORMATION ONLY, AND DOES NOT CONSTITUTE TAX ADVICE. EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISER AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO HIM OR HER OF THE CONSENT PAYMENT AND THE PROPOSED AMENDMENTS.

                                                                         ANNEX A

                             THE PROPOSED AMENDMENTS

         The following is the text of the Proposed Amendments to the stated covenants and provisions of the Indenture. The following is qualified in its entirety by reference to the Supplemental Indenture, copies of which may be obtained without charge from the Information Agent. Capitalized terms not otherwise defined in this Annex A have the meanings assigned thereto in the Indenture.

         If the Proposed Amendments are adopted, the following sections will be amended in the Indenture, effective as of the date of the Company's acceptance of the Consents, as follows (strike-through indicates text to be deleted and double underline indicates text to be added):

                Section 1.01.  Definitions.
                               -----------

                          [Only revised and added definitions are shown.]

                "Asset Sale" means the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, a sale and leaseback transaction or the issuance, sale or transfer by the Company of Equity Interests of a Restricted Subsidiary) whether in a single transaction or a series of related transactions; provided, however, that the following transactions will be deemed not to be Asset Sales: (a) sales of inventory (other than Owned Precious Metal Inventory) in the ordinary course of business; (b) the sale of Owned Precious Metal Inventory in exchange for consideration having a fair market value at least equal to that of the Owned Precious Metal Inventory being sold; (c) the sale or transfer of Precious Metals in connection with a Future Payables Transaction involving the same quantity of Precious Metals so sold or transferred; (d) a disposition of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly
Owned Restricted Subsidiary of the Company; (e) a disposition of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company; (f) a Permitted Investment or Restricted Payment that is permitted by this Indenture; (g) the issuance by the Company of Equity Interests; (h) the disposition of properties, assets or rights in any fiscal year the aggregate Net Proceeds of which are less than $1 million; (i) the sale of accounts receivable pursuant to the Receivables Facility or any other receivable facility entered into by the Company and/or its Restricted Subsidiaries in the ordinary course of business; and (j) any sale, lease, conveyance, disposition or other transfer (including without limitation by way of a sale and leaseback transaction) of all or any part of the assets, properties or Capital Stock of any or all of the WPC Related Persons.

                "Change of Control" means any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions; of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person (as such term in used in Section 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (i) any "Person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) other than WHX or an underwriter or group of underwriters in an underwritten public offering becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of at least 50% of the voting power of the outstanding voting stock of the Company, (d) the merger or consolidation of the Company with or into another corporation with the effect that the existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding voting securities of the surviving corporation of such merger or the corporation resulting from such consolidation or (e) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, the sale, lease, transfer, conveyance or other disposition of all or a substantial portion of the assets, properties or Capital Stock of any of the WPC Related Persons shall not constitute a Change of Control .

                "WPC Related Persons" means, collectively, WPC and all direct and indirect Subsidiaries of WPC.


                Section 4.07. Restricted Payments.
                              -------------------
                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at Stated Maturity; or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Consolidated Leverage Ratio test set forth in the first paragraph of
         Section 4.09 hereof; and

                (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture, is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing April 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), provided, however, that for each fiscal quarter from and after October 1, 2000 Consolidated Net Income shall be calculated without regard to the contribution thereto of any of the WPC Related Persons, plus (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such "Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, Cash Equivalents, the sum of (x) the initial amount of such Restricted Investment and (y) 50 % of the aggregate Net Proceeds received by the Company or any Restricted Subsidiary of the Company in excess of the initial amount of such Restricted Investment, plus (D)
         25.0 million.

                The foregoing provisions will not prohibit (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii) (B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the Net Cash Proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (e) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's or any of its Restricted Subsidiaries' management upon the death, disability or termination of employment of such member of management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $750,000 in any calendar year and $3.0 million in the aggregate; (f) the payment by the Company or any of its Restricted Subsidiaries of management fees to WPN or any Affiliate of WPN not to exceed $5.5 million in any calendar year, in exchange for services provided to the Company and its Restricted Subsidiaries by WPN or any Affiliate of WPN pursuant to any management agreement between the Company and/or any of its Restricted Subsidiaries and WPN and/or any of its Affiliates; (g) payments permitted under the WHX Agreements; (h) the payment of cash dividends on the Company's convertible preferred stock outstanding, and at the dividend rate in effect, on the date of this Indenture, provided that in the case of any such dividend payments made subsequent to January 1, 1999, the Company may only make such dividend payments if, at the time of such dividend payment and after giving pro forma effect thereto, the Company's Adjusted Consolidated Leverage Ratio would be less than 6. to 1.0; (i) distributions of all or any part of the assets, properties or Capital Stock of any or all of the WPC Related Persons to any Person other than common or preferred stockholders of WHX; and (j) the direct or indirect purchase or other acquisition of Equity Interests of H&H pursuant to or in connection with the Tender Offer and the Merger.

                In determining the amount of Restricted Payments permissible under clause (iii) of the first paragraph of this covenant, amounts expended pursuant to clauses (a), (e) and (h) (only with respect to dividend payments made subsequent to January 1, 1999) of the immediately preceding paragraph shall be included as Restricted Payments for purposes of such clause (iii).

                The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation will be permitted only if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officer's certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.


                Section 5.01.       Merger, Consolidation, or Sale of Assets.
                                    ----------------------------------------

                The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.09 hereof. Notwithstanding the foregoing, the following shall be permitted: (i) the Merger and (ii) the sale, assignment, transfer, lease, conveyance or other disposition of all or any part of the assets, properties or Capital Stock of any or all of the WPC Related Persons.


                Section 6.01.       Events of Default.
                                    -----------------

                An "Event of Default" occurs if:

                (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, and such default continues for a period of 30 days;

                (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                (c) the Company fails to comply with any of the provisions of Sections 4.07, 4.09, 4.10, 4. 14 or Article V hereof;

                (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 % in principal amount of the Notes then outstanding of such failure;

                (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid or discharged for a period (during which execution shall not be effectively stayed by reason of pending appeal or otherwise) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

                (g) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                (i) commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                (iv)  makes  a  general   assignment  for  the  benefit  of  its
creditors, or

                (v) generally is not paying its debts as they become due; or

                (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

                (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured. Notwithstanding the foregoing, as used in clauses (e), (f), (g) and (h) of this Section 6.01 the terms Subsidiaries, Restricted Subsidiaries and Significant Subsidiaries shall not include any of the WPC Related Persons.

         The following provisions of the Indenture are the principal other provisions that will be affected by the Proposed Amendments (no changes to the text of which are made by the Proposed Amendments):

                Section 4.10. Asset Sales.
                              ------------

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an officer's certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75 % of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 60 days of receipt into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash or Cash Equivalents for purposes of this provision.

                Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary shall apply such Net Proceeds to reduce Indebtedness under Permitted Working Capital Indebtedness or any other Indebtedness of a Restricted Subsidiary of the Company (and, in the case of such Indebtedness other than Indebtedness under Permitted Working Capital Indebtedness, to correspondingly reduce commitments with respect thereto). To the extent such Net Proceeds are not utilized as contemplated in the preceding sentence, such Net Proceeds may, within 360 days after receipt thereof, be utilized to acquire Replacement Assets; provided that such Net Proceeds may be invested by the Company or such Restricted Subsidiary, within 360 days after receipt thereof, in property or assets (including Capital Stock of any Person that will become a Wholly Owned Restricted Subsidiary of the Company as a result of such investment) not constituting Replacement Assets if after giving effect to such Asset Sale and the application of the Net Proceeds therefrom, the Company's Adjusted Consolidated Leverage Ratio would be less than
6.0 to 1.0. Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in this paragraph will be deemed after the expiration of the time periods set forth above to constitute "Excess Proceeds."

                Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $35.0 million, the Company shall commence a pro rata Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                Section 4.14.       Offer to Repurchase Upon Change of Control.
                                    -------------------------------------------

                (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all


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

Notes validly tendered and not withdrawn will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

                (b) On or before 10:00 a.m. New York time on the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


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